Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-121196 of Mine Safety Appliances Company on Form S-8 of our report dated June 11, 2013, appearing in this annual report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

June 11, 2013